EXHIBIT 23.2
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Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-123645 of Powerhouse Technologies Group, Inc. on Form S-8 of our report, dated June 10, 2004, appearing in this Annual Report on Form 10-KSB of Powerhouse Technologies Group, Inc. for the year ended March 31, 2005.

HEIN & ASSOCIATES LLP

/s/ HEIN & ASSOCIATES LLP

Irvine, CA
July 28, 2005